090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170019936-78
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 01/17/2017 12:25 PM
	Entity Number E0464432016-3

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Beliss Corp.

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: 10/24/2016

4. Description of the inaccuracy or defect:

4. Name and addresses of the Board of Directors/Trustees: The last name is misspelled.
7. Name, Address and signature of Incorporator: The last name is misspelled.

5. Correction of the inaccuracy or defect:

4. Name and addresses of the Board of Directors/Trustees: Ajay Rajendran. 10a ptc colony, 5 street, Sembakkam, Chennai India 600073

7. Name, Address and signature of Incorporator: Ajay Rajendran, 10a ptc colony, 5 street, Sembakkam, Chennai India 600073

6. Signature:

X R Ajay

Authorized Signature — Title *: President — Date: 01/16/2017

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.